Exhibit 3.2

C-152 Rev. 3/96                                                  FILED
                                                                 FEB 28 2005
                                                                 STATE TREASURER
                         New Jersey Division of Revenue

                           Certificate of Correction
       (For use by Domestic, Foreign, Profit and Nonprofit Corporations)

      Check Appropriate Statute:

                  |x| Title 14A:1-6(5) New Jersey Business Corporation Act (File in DUPLICATE)

                  |_| Title 15A:1-7(e) New Jersey Nonprofit Corporation Act (File in TRIPLICATE)

CERTIFICATE OF CORRECTION OF:

      Corporation Name: SVB Financial Services, Inc.

      Corporation Number: 0100-654-297

The undersigned hereby submits for filing a Certificate of Correction executed on behalf of the above named Corporation, pursuant to the provisions of the appropriate Statue, checked above, of the New Jersey Statutes.

1. The Certificate to be corrected is: Certificate of Amendment to the Certificate of Incorporation

                           Date Filed: March 26, 1998

2. The inaccuracy in the Certificate is (indicate inaccuracy or defect):
Article# III, A and B

      A computational error in the par value of the Company's Common Stock, i.e. par value of $2.09 per share, and in the number of shares designated as Common Stock, $2.09/share par value.

3. The Certificate hereby reads as follows:

      See Rider A attached.

Signature: /s/ Robert P. Corcoran               Date: February 28, 2005

Name:      Robert P. Corcoran

Title:     President and CEO
    (Must be Chairperson of the Board, President or Vice President)

             NJ Division of Revenue, PO Box 308, Trenton, NJ 08625

                                    RIDER A

III. A. The aggregate number of shares of stock which the Corporation shall have authority to issue is 10,000,000 shares of stock, with a par value of $2.09 per share, of which 6,000,000 shares shall be Common Stock with a par value of $2.09 per share.

      B. Subject to and in accordance with the provisions of Section 2 of Chapter 7 of Title 14A of the New Jersey Statutes, the Board of Directors of the Corporation shall have authority to divide the authorized but not yet designated shares of stock of the Corporation which has not yet been issued in to such classes or series of stock with such designations, in such numbers and with such relative rights, preferences and limitations as the Board of Directors shall determine. The Board of Directors shall determine. The Board of Directors shall also have authority to change the designation or number of shares, or the relative rights, preferences or limitations of the shares of any theretofore established class or series, no shares of which have been issued. The Board shall also have power under Sections 1 and 9 of Chapter 7 of Title 14A of the New Jersey Statute to create from the authorized but unissued shares of stock of the Corporation classes or series of convertible bonds or debentures.

C-152 Rev. 3/96                                                  FILED
                                                                 FEB 28 2005
                                                                 STATE TREASURER

                         New Jersey Division of Revenue

                           Certificate of Correction
       (For use by Domestic, Foreign, Profit and Nonprofit Corporations)

      Check Appropriate Statute:

                  |x| Title 14A:1-6(5) New Jersey Business Corporation Act (File in DUPLICATE)

                  |_| Title 15A:1-7(e) New Jersey Nonprofit Corporation Act (File in TRIPLICATE)

CERTIFICATE OF CORRECTION OF:

      Corporation Name: SVB Financial Services, Inc.

      Corporation Number: 0100-654-297

The undersigned hereby submits for filing a Certificate of Correction executed on behalf of the above named Corporation, pursuant to the provisions of the appropriate Statue, checked above, of the New Jersey Statutes.

1. The Certificate to be corrected is: Certificate of Amendment to the Certificate of Incorporation

                           Date Filed: December 19, 1996

2. The inaccuracy in the Certificate is (indicate inaccuracy or defect):
Article# III, A and B

      A computational error in the number of shares designated as Common Stock, $4.17/share par value.

3. The Certificate hereby reads as follows:

      See Rider A attached.

Signature: /s/ Robert P. Corcoran               Date: February 28, 2005

Name:      Robert P. Corcoran

Title:     President and CEO
    (Must be Chairperson of the Board, President or Vice President)

             NJ Division of Revenue, PO Box 308, Trenton, NJ 08625

                                    RIDER A

III. A. The aggregate number of shares of stock which the Corporation shall have authority to issue is 10,000,000 shares of stock, with a par value of $4.17 per share, of which 2,000,000 shares shall be Common Stock with a par value of $4.17 per share.

      B. Subject to and in accordance with the provisions of Section 2 of Chapter 7 of Title 14A of the New Jersey Statutes, the Board of Directors of the Corporation shall have authority to divide the authorized but not yet designated shares of stock of the Corporation which has not yet been issued into such classes or series of stock with such designations, in such numbers and with such relative rights, preferences and limitations as the Board of Directors shall determine. The Board of Directors shall determine. The Board of Directors shall also have authority to change the designation or number of shares, or the relative rights, preferences or limitations of the shares of any theretofore established class or series, no shares of which have been issued. The Board shall also have power under Sections 1 and 9 of Chapter 7 of Title 14A of the New Jersey Statute to create from the authorized but unissued shares of stock of the Corporation classes or series of convertible bonds or debentures.